SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549




                                FORM 8-K

                            CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):  December 16, 2002
                                                    (December 12, 2002)



                              CRIIMI MAE INC.
        (Exact name of registrant as specified in its charter)

       Maryland                    1-10360                52-1622022
(State or other jurisdiction     (Commission           (I.R.S. Employer
    of incorporation)             File Number)         Identification No.)




                            11200 Rockville Pike
                        Rockville, Maryland  20852
 (Address of principal executive offices, including zip code, of Registrant)

                        (301) 816-2300 (Registrant's
                   telephone number, including area code)

Item 5.  Other Events

     Attached as an exhibit to this Current Report on Form 8-K is a press release dated December 12, 2002 announcing (1) the completion of due diligence by an affiliate of Brascan Real Estate Financial Partners LLC for the previously announced transactions to recapitalize and refinance CRIIMI MAE Inc. (the "Company") and (2) the signing of a commitment letter by Bear, Stearns & Co., Inc. to provide the Company with a secured financing of up to $300 million in the form of a repurchase transaction.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:


         Exhibit 99.1 -- Press release dated December 12, 2002 announcing
                         (1) the completion of due diligence by an affiliate of Brascan Real Estate Financial Partners LLC for the previously announced transactions to recapitalize and refinance CRIIMI MAE Inc. (the "Company") and (2) the signing of a commitment letter by Bear, Stearns & Co., Inc. to provide the Company with a secured financing of up to $300 million in the form of a repurchase transaction.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CRIIMI MAE Inc.




Dated: December 16, 2002            /s/ William B. Dockser
                                   -----------------------------------------
                                   William B. Dockser, Chairman

                               EXHIBIT INDEX

Exhibit
No. Description
--------------------------------------------------------------------------------

*99.1 -- Press release dated December 12, 2002 announcing (1) the completion of due diligence by an affiliate of Brascan Real Estate Financial Partners LLC for the previously announced transactions to recapitalize and refinance CRIIMI MAE Inc. (the "Company") and (2) the signing of a commitment letter by Bear, Stearns & Co., Inc. to provide the Company with a secured financing of up to $300 million in the form of a repurchase transaction.



*Filed herewith.